UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 28, 2017

Algodon Wines & Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03 Material Modification to Rights of Security Holders.

See Item 5.03 below for a description.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2017, the Company amended its Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock to reduce the number of shares of Series A Preferred Stock from 11,000,000 to 10,097,330.

Also on February 28, 2017, the Company filed the Certificate of Designation of Series B Convertible Preferred Stock designating 902,670 shares of preferred stock of the Company, par value $0.01 as Series B Convertible Preferred Stock (the “Series B Shares”). No Series B Shares are currently outstanding. If and when issued (of which there can be no assurance), holders of Series B Preferred Shares will be entitled to, among other things, the following:

●	8% annual dividend, payable quarterly, within thirty (30) following the end of the quarter, subject only to a determination by the Company’s Board of Directors that payment of dividends would jeopardize the Company’s ongoing operations.

●	A liquidation preference to be paid ahead of shares of the Company’s common stock.

●	Upon any uplisting or elevation of the Company’s common stock to a national exchange such as NASDAQ or NYSE MKT, mandatory conversion to common stock, at a ratio of ten shares of common stock for each Series B Share.

●	If Series B Shares have not been previously converted into common stock, redemption of Series B Shares on the date that is two years following the termination of any offering of the Series B Shares.

●	Each holder of Series B Shares shall be entitled to vote on all matters and shall be entitled to the number of votes determined by a formula set forth in the certificate of designation, subject to a maximum of ten votes per Series B Share. Holders of Series B Shares also vote as a class to the extent Series B Shares would be treated differently from another series of preferred stock, such as any action that would amend any of the rights, preferences or privileges of the holders of Series B Shares, or that would authorize the Company to issue a class of preferred stock that would be senior to Series B Shares, and in each such instance consent or approval of holders of at least 50.01% of the then outstanding Series B Shares would be required for such action to become effective.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 is a shareholder letter dated March 1, 2017 from Algodon Wines & Luxury Development Group, Inc. (the “Company”) to its shareholders outlining the Company’s anticipated business plans and strategic initiatives.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment No. 1 to the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock, dated February 28, 2017

3.2	Certificate of Designation of Series B Convertible Preferred Stock, dated February 28, 2017

99.1	Shareholder letter dated March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of March 2017.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO